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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-65519 of South Jersey Financial Corporation, Inc. on Form SB-2 and on Form AC for South Jersey Savings and Loan Association (the "Association") of our report for the Association dated March 20, 1998, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 15, 1998













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INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-65519 of South Jersey Financial Corporation, Inc. on Form SB-2 and on Form AC for South Jersey Savings and Loan Association (the "Association") of our state tax opinion for the Association dated November 25, 1998, appearing as an exhibit to the Registration Statement.

We also consent to the reference to us under the headings "Tax Considerations," "Tax Effects," "Tax Aspects" and "Legal and Tax Opinions" appearing in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche, LLP
Philadelphia, Pennsylvania
December 15, 1998